UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2007
GUARANTY FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of	001-33661	(I.R.S. Employer
incorporation or organization)		Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 434-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 29, 2007, Temple-Inland Inc. (“Temple-Inland”) announced that its Board of Directors had formally approved the spin-off distribution (the “Distribution”) to its stockholders of all of its shares of common stock, par value $1.00 per share (“Guaranty Common Stock”), of Guaranty Financial Group Inc. (“Guaranty”), a wholly-owned subsidiary of Temple-Inland that holds directly or indirectly the assets and liabilities associated with Temple-Inland’s financial services business. To implement the spin-off, Temple-Inland will distribute to its stockholders one share of Guaranty Common Stock (and one related preferred stock purchase right) for every three shares of Temple-Inland common stock outstanding as of the close of business on December 14, 2007, the record date for the Distribution. The Distribution is expected to be made on December 28, 2007 and will be structured as a tax-free distribution of Guaranty Common Stock.
     In connection with the spin-off, Guaranty has entered into definitive agreements with Temple-Inland and Forestar Real Estate Group Inc. (“Forestar”) that, among other things, set forth the terms and conditions of the spin-off and provide a framework for Guaranty’s relationship with Temple-Inland and Forestar after the spin-off. A summary of certain important terms of the definitive agreements, which are referenced below, can be found in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Temple-Inland and Forestar” in the preliminary Information Statement, dated as of December 4, 2007 (the “Information Statement”), attached as Exhibit 99.1 to Guaranty’s Registration Statement on Form 10, which was filed with the Securities and Exchange Commission on December 4, 2007, and is incorporated by reference herein. In connection with the spin-off, Temple-Inland will deliver to its stockholders a final form of the Information Statement prior to the distribution of shares of Guaranty Common Stock, which describes the details of the spin-off and provides information as to the business and management of Guaranty.
     Separation and Distribution Agreement
     On December 11, 2007, Guaranty entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Temple-Inland and Forestar that sets forth the agreements between Guaranty, Temple-Inland and Forestar regarding the principal transactions necessary to effect the spin-off of Guaranty from Temple-Inland. The Separation Agreement also sets forth other agreements that will govern certain aspects of Guaranty’s relationship with Temple-Inland and Forestar after completion of the spin-off. A copy of the Separation Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
     Tax Matters Agreement
     On December 11, 2007, Guaranty entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with Temple-Inland and Forestar that governs Guaranty’s, Forestar’s and Temple-Inland’s respective rights, responsibilities, and obligations after the spin-off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. Under the Tax Matters Agreement, Guaranty generally will be responsible for the payment of all income and non-income taxes attributable to its operations, and the operations of its direct and indirect subsidiaries, whether or not such tax liability is reflected on a consolidated or combined tax return filed by Temple-Inland. A copy of the Tax Matters Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
     Transition Services Agreement
     On December 11, 2007, Guaranty entered into a Transition Services Agreement (“Transition Services Agreement”) with Temple-Inland and Forestar under which Temple-Inland or Forestar agree to provide Guaranty with various services, including services relating to human resources, payroll, treasury and risk management, environmental management, tax compliance, telecommunications services and information technology services. Unless otherwise indicated, the services to be provided under the Transition Services Agreement will be provided for a specified period of time not to exceed 24 months. A copy of the Transition Services Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
     Employee Matters Agreement
     On December 11, 2007, Guaranty entered into an Employee Matters Agreement (“Employee Matters Agreement”) with Temple-Inland and Forestar that allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the spin-offs, including the treatment of outstanding Temple-Inland incentive awards, and certain retirement and welfare benefit obligations. The Employee Matters Agreement will also provide that outstanding Temple-Inland stock options, and other stock-based incentive compensation awards, will be equitably adjusted in connection with the distribution. A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
     The information included in Item 3.03 of this Current Report on Form 8-K with respect to the Rights Agreement (as defined therein) is incorporated by reference into this item.
Item 3.03 Material Modification to Rights of Security Holders.
     In connection with the spin-off, on December 11, 2007, Guaranty entered into a stockholder rights agreement (the “Rights Agreement”), between Guaranty and Computershare Trust Company, N.A., as Rights Agent, and in connection with the Rights Agreement filed with the Delaware Secretary of State a Certificate of Designation authorizing 200,000 shares of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). Pursuant to the Rights Agreement, one preferred stock purchase right (a “Right”) will be issued for each outstanding share of Guaranty Common Stock. Each Right issued will be subject to the terms of the Rights Agreement. A summary description of the Rights Agreement is provided below.
     The Rights initially trade with, and are inseparable from, Guaranty Common Stock. The Rights are not represented by certificates. New Rights will accompany any new shares of common stock Guaranty issues after the date the separation is completed until the date on which the Rights are separated from Guaranty Common Stock and exercisable as described below.
     Exercise Price. Each Right allows its holder to purchase from Guaranty one one-thousandth of a share of Guaranty’s Series A Junior Participating Preferred Stock (“Preferred Stock”) for $115 once the Rights become separated from Guaranty Common Stock and exercisable. Prior to its exercise, a Right does not give its holder any dividend, voting or liquidation rights.
     Exercisability. Each Right will not be separated from Guaranty Common Stock and exercisable until:
•	ten business days (or a later date determined by the board of directors (the “Board”) before the Rights are separated from Guaranty Common Stock) after the public announcement that a person or group has become an “acquiring person” by acquiring beneficial ownership of 20% or more of outstanding Guaranty Common Stock or, if earlier,

•	ten business days (or a later date determined by the Board before the Rights are separated from Guaranty Common Stock) after a person or group commences a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.
     Until the date the Rights become exercisable, book-entry ownership of Guaranty Common Stock will evidence the Rights, and any transfer of shares of Guaranty Common Stock will constitute a transfer of the Rights associated with the shares of Guaranty Common Stock. After the date the Rights separate from Guaranty Common Stock, the Rights will be evidenced by book-entry credits. Any of the Rights held by an acquiring person will be void and may not be exercised.
     Consequences of a Person or Group Becoming an Acquiring Person.
•	Flip In. If a person or group becomes an acquiring person, all holders of the Rights except the acquiring person may, for the then applicable exercise price, purchase shares of Guaranty Common Stock with a market value of twice the then applicable exercise price, based on the market price of Guaranty Common Stock prior to such acquisition.

•	Flip Over. If Guaranty is acquired in a merger or similar transaction after the date the Rights become exercisable, all holders of the Rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.
     Expiration. The Rights expire on December 11, 2017 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by the Board of Directors.
     Redemption. The Board may redeem the Rights for $0.001 per Right at any time before a person or group becomes an acquiring person. If the Board redeems any of the Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only Right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if Guaranty has a stock split or issues stock dividends on Guaranty Common Stock.
     Exchanges. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of outstanding Guaranty Common Stock, the Board may extinguish the Rights by exchanging one share of Guaranty Common Stock or an equivalent security for each Right, other than Rights held by the acquiring person.
     Anti-Dilution Provisions. The purchase price for one one-thousandth of a share of Preferred Stock, the number of shares of Preferred Stock issuable upon the exercise of a Right and the number of the outstanding Rights may be subject to adjustment in order to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of Guaranty’s preferred stock. No adjustments to the purchase price of Preferred Stock will be required until the cumulative adjustments would amount to at least 1% of the purchase price.
     Amendments. The terms of the Rights Agreement may be amended by Guaranty without the consent of the holders of Guaranty Common Stock. After the Rights separate from Guaranty Common Stock and become exercisable, Guaranty may not amend the agreement in a way that adversely affects the interests of the holders of the Rights.
     The Rights Agreement and Certificate of Designation are attached as Exhibits 4.1 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the spin-off, as of December 11, 2007, immediately preceding its Registration Statement on Form 10 being declared effective by the Securities and Exchange Commission, Guaranty amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

can be found in the section entitled “Description of Our Capital Stock” in the preliminary Information Statement, attached as Exhibit 99.1 to Guaranty’s Registration Statement on Form 10, which was filed with the Securities and Exchange Commission on December 4, 2007, and is incorporated by reference herein. In connection with the spin-off, Temple-Inland will deliver to its stockholders a final form of the Information Statement prior to the distribution of shares of Guaranty Common Stock.
     Guaranty’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this item.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

2.1	Separation and Distribution Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock

4.1	Rights Agreement, dated December 11, 2007, between Guaranty Financial Group Inc. and Computershare Trust Company, N.A., as Rights Agent (including Form of Rights Certificate)

10.1	Tax Matters Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

10.2	Transition Services Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

10.3	Employee Matters Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: December 11, 2007	By:	/s/ Michael D. Calcote
		Name:	Michael D. Calcote
		Title:	Executive Vice President and Treasurer

EXHIBIT INDEX

2.1	Separation and Distribution Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock

4.1	Rights Agreement, dated December 11, 2007, between Guaranty Financial Group Inc. and Computershare Trust Company, N.A., as Rights Agent (including Form of Rights Certificate)

10.1	Tax Matters Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

10.2	Transition Services Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.

10.3	Employee Matters Agreement, dated December 11, 2007, among Guaranty Financial Group Inc., Forestar Real Estate Group Inc., and Temple—Inland Inc.